United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 2, 2022

Date of Report (Date of earliest event reported)

Goldenbridge Acquisition Limited

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40132	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15/F, Aubin House 171-172 Gloucester Road Wanchai, Hong Kong	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 186-0217-2929

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, no par value, one Redeemable Warrant to acquire one-half of one Ordinary Share, and one Right to acquire one-tenth (1/10) of an Ordinary Share	GBRGU	NASDAQ Capital Market
Ordinary Shares	GBRG	NASDAQ Capital Market
Warrants	GBRGW	NASDAQ Capital Market
Rights	GBRGR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on September 30, 2021, Goldenbridge Acquisition Limited, a British Virgin Islands business company (“Goldenbridge”), AgiiPlus Global Inc., a Cayman Islands exempted company and a wholly-owned subsidiary of Goldenbridge (“Purchaser”), AgiiPlus Corporation Inc., a Cayman Islands exempted company and a wholly owned subsidiary of Purchaser (“Merger Sub”), AgiiPlus Inc., a Cayman Islands exempted company (“AgiiPlus”), certain shareholders of AgiiPlus (“AgiiPlus Shareholders”), and Jing Hu, as representative of shareholders of AgiiPlus (collectively, the “Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

On May 2, 2022, the Parties entered into a Termination and Fee Agreement (the “Termination Agreement”). Pursuant to the Termination Agreement, the Parties agreed to mutually terminate the Merger Agreement, subject to the representations, warranties, conditions and covenants set forth in the Termination Agreement. In conjunction with the termination of the Merger Agreement, the Additional Agreements (as defined in the Merger Agreement) (including the Shareholder Supporting Agreements) have also been terminated in accordance with their respective terms as of May 2, 2022, the Termination Date.

The Termination Agreement provides that as a reimbursement of certain expenses incurred by Goldenbridge in connection with the Merger Agreement and pursuing a transaction with AgiiPlus, and in consideration of the representations, warranties, covenants and agreements contained therein, AgiiPlus shall pay to Goldenbridge an amount of $150,000 within fifteen (15) business days of the Termination Date.

The Termination Agreement contains mutual releases by all parties thereto, for all claims known and unknown, relating and arising out of, or relating to, among other things, the Merger Agreement, or the transactions contemplated by the Merger Agreement, subject to certain exceptions with respect to claims for indemnity or contribution.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Goldenbridge intends to seek a business combination with another operating company. As disclosed in the final prospectus relating to Goldenbridge’s initial public offering (“IPO”), filed on March 2, 2021 and subsequent filings with the Securities and Exchange Commission, if Goldenbridge has not consummated an initial business combination by June 4, 2022 (15 months after the consummation of the IPO), or up to December 4, 2022 (21 months after the consummation of the IPO if the time-period is extended, as described herein), Goldenbridge will be required to dissolve and liquidate. If Goldenbridge anticipates that it may not be able to consummate its initial business combination on or before June 4, 2022, Goldenbridge may, but is not obligated to, extend the period of time to consummate a business combination, for another two times by an additional three months each time through December 4, 2022 (for a total of up to 21 months to complete a business combination) pursuant to the terms of Goldenbridge’s amended and restated memorandum and articles of association and the trust agreement entered into between Goldenbridge and the transfer agent.

Item 1.02. Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Merger Agreement, the termination of all Additional Agreements (including the Shareholder Support Agreements) is incorporated by reference herein and made a part hereof.

Item 8.01 Other Events

Goldenbridge issued the press release filed herewith on May 3, 2022. The press release attached as Exhibit 99.1 are incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “would,” “will be” “seeks,” or other similar expressions. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. Goldenbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Termination and Fee Agreement, dated as of May 2, 2022, by and among Goldenbridge, the Purchaser, Merger Sub, AgiiPlus, the Principal Shareholders, and Jing Hu.
99.1	Press Release dated May 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2022

GOLDENBRIDGE ACQUISITION LIMITED

By:	/s/ Yongsheng Liu
Name:	Yongsheng Liu
Title:	Chief Executive Officer

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